UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 18, 2005
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                          Asbury Automotive Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


           5511                                         01-0609375
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  (Commission File Number)                (IRS Employer Identification No.)

  622 Third Avenue, 37th Floor, New York, NY                    10017
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   (Address of principal executive offices)                  (Zip Code)

                                 (212) 885-2500
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              (Registrant's telephone number, including area code)

                                      None
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry Into a Material Definitive Agreement.

On March 23, 2005, Asbury Automotive Group, Inc. (the "Company") and certain of its subsidiaries entered into a new three-year credit agreement with the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent and floor plan agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and co-lead arrangers. In addition to a number of leading regional and national commercial banks, Ford Motor Credit Corporation, Toyota Financial Services, Southeast Toyota Finance and BMW Financial Services are participating as lenders under our new credit agreement.

The Company and its subsidiaries have or may have customary banking relationships with some of the lenders based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other services. These lenders have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services. In addition, some of the Company's subsidiaries purchase motor vehicles for sale at our dealerships from affiliates of Ford Motor Credit Corporation, Toyota Financial Services, Southeast Toyota Finance and BMW Financial Services.

The new credit agreement is more fully described in Item 2.03 and attached hereto as Exhibit 10.1 of this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the new three-year credit agreement dated as of March 23, 2005 described further in Item 2.03 below, on March 18, 2005 the Company delivered the notice required to terminate the First Amended and Restated Credit Agreement, dated as of June 6, 2003, by and among the Company and Ford Motor Credit Company, DaimlerChrysler Services North America LLC and General Motors Acceptance Corporation (the "Terminated Agreement"). The Terminated Agreement provided for a total revolving credit facility in a maximum principal amount of $100 million. Interest accrued on advances was repaid at the applicable LIBOR rate and was payable monthly. The interest rate on loans was increased by 2.0% per annum, at the option of the lenders, after the occurrence and during the continuation of an event of default. Amounts borrowed under the Terminated Agreement were secured by certain tangible and intangible assets of the Company and all of its subsidiaries. The Company was required to pay a Commitment Fee equal to 0.35% per annum on unused commitments. The Terminated Agreement included various affirmative and negative covenants, customary conditions for credit agreements of this type with respect to the incurrence of new indebtedness and the acceleration of amounts due upon the occurrence of an event of default, not otherwise waived or cured. The Terminated Agreement will terminate on March 23, 2005, and will be replaced by the new three-year credit agreement dated as of March 23, 2005 described further in Item 2.03 below.

Also in connection with entering into the new three-year credit agreement, described further in Item 2.03 below, the Company expects within the next approximately thirty days to terminate its floor plan financing under the Master Loan and Security Agreement, by and among the Company, certain of the Company's subsidiaries engaged in the sale of new motor vehicles manufactured by DaimlerChrysler, and DaimlerChrysler Services North America LLC, dated as of July 30, 2003.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on March 23, 2005, the Company and certain of its subsidiaries entered into a new three-year credit agreement with the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent and floor plan agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and co-lead arrangers. The new credit agreement provides for a total revolving credit facility in a maximum principal amount of $800 million, consisting of floor plan loan commitments in a maximum principal amount of $650 million and revolving credit loan commitments in a maximum principal amount of $150 million (which includes a $15 million letter of credit facility). Interest on floor plan loans is payable monthly and interest on revolving credit loans is payable at the end of the applicable interest periods (or at the end of every third month, if the interest period is longer than 3 months). Unless extended, the new credit agreement matures on March 23, 2008, at which time the outstanding principal balance and all interest thereon will be due.

The proceeds of the floor plan loans (including the floor plan swing line loans) may be used only to finance motor vehicles held for resale. The proceeds of the revolving credit loans (including the revolving credit swing line loans) may be used only for working capital, general corporate purposes (including the issuance of letters of credit and to pay outstanding floor plan loans) and to make acquisitions permitted under the agreement.

Amounts borrowed under the new credit facility are secured by certain tangible and intangible assets of the Company and all of its subsidiaries, other than those subsidiaries engaged in the sale of new motor vehicles manufactured by Toyota or Lexus under dealer franchise agreements or licensing agreements with those manufacturers or their authorized distributors (the "Toyota/Lexus Floor Plan Borrowers"). Floor plan loans made to the Toyota/Lexus Floor Plan Borrowers are cross-collateralized by the motor vehicle inventory of these entities, with each Toyota/Lexus Floor Plan Borrower additionally securing its respective borrowings with its assets.

Interest rates for borrowing under the new credit facility are dependent on the type of loan requested by the borrowers, and in the case of certain loans, on certain financial measurements at the time a loan is made. Loans drawn under the revolving credit tranche can be either Alternate Base Rate loans or Eurodollar loans. Alternate Base Rate loans bear interest at an amount equal to (x) the greater of (i) the prime rate in effect and (ii) the federal funds effective rate plus 1/2 of 1.00%, on the day of determination, plus (y) .50% to 1.50%. Eurodollar loans bear interest at LIBOR plus 2.00% to 3.00% depending upon certain financial measurements of the Company. Swing line loans drawn under the revolving credit tranche bear interest at an amount equal to the greater of (i) the prime rate in effect and (ii) the federal funds effective rate plus 1/2 of 1.00%, on the day of determination. Loans (including swing line loans) drawn under the floor plan tranche bear interest at LIBOR plus 1.25% or 1.375%, depending on the type of motor vehicles to be purchased with the proceeds from the loan. Upon the occurrence and continuance of an event of default under the new credit facility, all outstanding Eurodollar loans will be converted to Alternate Base Rate loans and the interest rate otherwise applicable to all loans then outstanding will be increased by 3.00% per annum.

The Company is required to pay a floor plan loan commitment fee equal to 0.25% per annum times the average unused amount of the floor plan loan commitments during the most recently ended fiscal quarter and a revolving credit loan commitment fee equal to 0.375% per annum times the average unused amount of the revolving credit loan commitments. In connection with the floor plan tranche, the Company has also agreed to pay a fee equal to $6.25 for each motor vehicle financed. In connection with the $15 million letter of credit facility, the Company must pay a letter of credit fee with respect to each outstanding letter of credit equal to the greater of (i) $500 per annum and (ii) the applicable margin for Eurodollar loans under the revolving credit facility multiplied by the face amount of the letter of credit per annum. Fees under the new credit facility are paid quarterly.

The credit agreement includes various affirmative and negative covenants, such as requirements that the Company will not at any time permit its adjusted net worth to be less than or equal to $350 million. The credit agreement also includes customary conditions for credit agreements of this type with respect to incurring new indebtedness and limitations on cash dividends. The Company and its subsidiaries may pay dividends at any time, provided that giving effect to the payment of those dividends does not trigger certain defaults or events of default, as defined in the agreement. The Company may declare and pay cash dividends on its capital stock and may purchase shares of its capital stock, provided the aggregate amount payable in respect of cash dividends paid by the Company or the shares purchased by the Company shall not exceed an amount equal to the sum of $15 million plus one-half of the aggregate net income of the Company in accordance with GAAP for the period subsequent to December 31, 2003 and ending on the date of determination. The credit agreement also contains customary events of default, including change of control, non-payment of obligations and cross-defaults to our other indebtedness. Payments under the credit agreement may be accelerated upon the occurrence of an event of default that is not otherwise waived or cured.

This description of the credit agreement is not complete and is qualified in its entirety by the actual terms of the agreement, a copy of which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.

               Exhibit No.     Description

                  10.1 Revolving Credit Agreement, dated as of March 23, 2005, among Asbury Automotive Group, Inc. and the Subsidiary Borrowers listed therein, as borrowers, the Lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent and as floor plan agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and co-lead arrangers.

                  99.1         Press release dated March 24, 2004.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ASBURY AUTOMOTIVE GROUP, INC.



Date:  March 24, 2005          By:    /s/ Kenneth B. Gilman
                                      -------------------------------------
                               Name:  Kenneth B. Gilman
                               Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.    Description

10.1 Revolving Credit Agreement, dated as of March 23, 2005, among Asbury Automotive Group, Inc. and the Subsidiary Borrowers listed therein, as borrowers, the Lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent and as floor plan agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and co-lead arrangers.

99.1           Press release dated March 24, 2005.